Exhibit 99.1

5281 California Ave Suite 100 Irvine, California 92617 urovant.com

Urovant Sciences Appoints James Robinson as President and Chief Executive Officer

•	Mr. Robinson will assume the role of President and CEO and continue as a Urovant Board Member

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Mr. Robinson’s deep experience in the urology and overactive bladder markets makes him ideally suited to succeed Keith Katkin as Urovant prepares for the potential approval and commercial launch of vibegron

•	Keith Katkin, Urovant Sciences’ founding CEO, will serve as an advisor to the Board of Directors for the next five years

IRVINE, Calif. and BASEL, Switzerland March 23, 2020/Business Wire – Urovant Sciences (Nasdaq: UROV) today announced the appointment of accomplished industry veteran Jim Robinson to the position of President and Chief Executive Officer. Mr. Robinson will continue his service as a member of the Urovant Board of Directors. Mr. Robinson is succeeding Urovant’s founding CEO Keith Katkin, who will transition to the role of advisor to the Urovant Board for the next five years.

“Since the founding of Urovant, our intention has been to evolve to the point where we would identify a highly-talented and capable CEO with the right commercial and biotech leadership experience who could lead Urovant through its next growth phase as a commercial company. With our vibegron new drug application on file with the FDA and the strong financial support of Sumitomo Dainippon Pharma, now is the perfect time to transition the leadership of Urovant to Jim Robinson,” said Mr. Katkin. “Having worked closely with Jim on the Urovant Board, I know he is the right leader at this stage of the Company’s growth, and I look forward to working with Jim and the rest of the Urovant Board to deliver on the commercial promise of vibegron, as well as our entire clinical pipeline. Jim has the background, experience and entrepreneurial spirit to drive near-term shareholder value creation as well as long-term success.”

Mr. Robinson is a veteran life sciences executive with nearly 30 years in the healthcare industry. He joins Urovant from Paragon Biosciences where he served as President and Chief Operating Officer, and also served as CEO of Qlarity Imaging, a Paragon portfolio company. Prior to joining Paragon, he was President and Chief Operating Officer of Alkermes, a leader in innovative medicines that addresses the unmet needs and challenges of people living with debilitating diseases. Previously, Mr. Robinson was President of Americas Operations at Tokyo–based Astellas Pharma, where he oversaw approximately $4 billion in revenue generation within North and South America and presided over the commercial launches of two of the most successful overactive bladder therapies in the United States. He began his career in 1992 at Schering-Plough Corporation, where he rose through the ranks to become Vice President in charge of hepatitis sales.

5281 California Ave Suite 100 Irvine, California 92617 urovant.com

“Jim’s leadership qualities combined with his strategic vision, track record of successfully leading high-growth businesses and relevant commercial expertise make him ideally suited to lead Urovant from the Company’s current clinical phase into a commercial phase, with the potential launch of its lead drug candidate vibegron,” said Myrtle Potter, Chairman of the Board of Urovant Sciences. “With proven experience leading the commercialization of urology and overactive bladder treatments inside and outside the United States, we are certain that Jim will help us realize the full potential of the Company’s portfolio for the benefit of patients suffering from urologic disorders. I would like to thank Keith for all of his hard work in leading Urovant through its initial public offering and setting up the Company for long-term success by filing the vibegron NDA and securing financial backing from Sumitomo Dainippon Pharma.”

“This is a very exciting time for Urovant with our recent filing of the vibegron NDA and great progress being made across all of our other clinical programs,” said Mr. Robinson. “Having worked with Keith and the Urovant Board since shortly after Urovant’s initial public offering, I am delighted to expand my responsibilities from a Board member to President and CEO. I look forward to a long relationship with the management team and broader organization as we work together to realize our vision for Urovant Sciences. Having led successful launches of other prescription drugs for overactive bladder, I have confidence in the potential benefits of vibegron and believe it has the potential to help the millions of Americans suffering from this condition if approved by the U.S. FDA.”

About Urovant Sciences

Urovant Sciences is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for urologic conditions. The Company’s lead product candidate, vibegron, is an oral, once-daily small molecule beta-3 agonist that is being evaluated for overactive bladder (OAB). Urovant Sciences reported positive data from the vibegron 12-week, Phase 3 pivotal EMPOWUR study and demonstrated favorable longer-term efficacy, safety, and tolerability in a 40-week extension study. The Company submitted a New Drug Application to the FDA seeking approval of vibegron for the treatment of patients with OAB in December 2019. Vibegron is also being evaluated for treatment of OAB in men with benign prostatic hyperplasia (OAB+BPH) and for abdominal pain associated with irritable bowel syndrome (IBS). Urovant’s second product candidate, URO-902, is a novel gene therapy being developed for patients with OAB who have failed oral pharmacologic therapy. Urovant Sciences, a subsidiary of Sumitovant Biopharma Ltd., which is a wholly-owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., intends to develop novel treatments for additional urologic diseases. Learn more about us at www.urovant.com.

UROV Announces Appointment of James Robinson as CEO

About Sumitovant Biopharma Ltd.

Sumitovant is a global biopharmaceutical company with offices in New York City and London. Sumitovant is a wholly owned subsidiary of Sumitomo Dainippon Pharma. Sumitovant is the majority shareholder of Urovant and Myovant, and wholly owns Enzyvant, Spirovant, and Altavant. Sumitovant’s promising pipeline is comprised of early-through late-stage investigational medicines across a range of disease areas targeting high unmet need. For further information about Sumitovant, please visit https://www.sumitovant.com.

About Sumitomo Dainippon Pharma Co., Ltd.

Sumitomo Dainippon Pharma is among the top-ten listed pharmaceutical companies in Japan, operating globally in major pharmaceutical markets, including Japan, the U.S., China, and the European Union. Sumitomo Dainippon Pharma is based on the 2005 merger between Dainippon Pharmaceutical Co., Ltd., and Sumitomo Pharmaceuticals Co., Ltd. Today, Sumitomo Dainippon Pharma has more than 6,000 employees worldwide. Additional information about Sumitomo Dainippon Pharma is available through its corporate website at https://www.ds-pharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations and can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “to be,” “will,” “would,” or the negative or plural of these words or other similar expressions or variations, although not all forward-looking statements contain these identifying words. In this press release, forward-looking statements include, but are not limited to, statements regarding (i) Urovant’s plans to advance the clinical development and seek U.S. FDA approval of vibegron in patients with OAB; (ii) the potential commercial value and efficacy of vibegron and Urovant’s other clinical programs; (iii) the ability of Urovant to obtain financing, including from Sumitomo Dainippon Pharma; and (iv) the ability of Mr. Robinson to oversee the commercialization of vibegron and Urovant’s other drug candidates. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Urovant’s development activities, including the timing of the initiation and completion of clinical trials and the timing of expected regulatory filings; the clinical utility and potential attributes and benefits of vibegron, including reliance on collaboration partners and the ability to procure additional sources of financing; the ability of the Company to commercialize its drug candidates upon approval, including the Company’s reliance on third parties to facilitate its commercialization; Urovant’s intellectual property position, including the ability to identify and in-license or acquire third-party patents and licenses, and associated costs; and other risks and uncertainties listed in the Company’s filings with the United States Securities and Exchange

UROV Announces Appointment of James Robinson as CEO

Commission (SEC), including under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. These forward-looking statements are based on information available to Urovant as of the date of this press release and speak only as of the date of this release. Urovant disclaims any obligation to update these forward-looking statements, except as may be required by law.

Contacts

Investor inquiries:

Ryan Kubota

949.769.2706

ryan.kubota@urovant.com

Media inquiries:

media@urovant.com